Exhibit (16)

Powers of Attorney

POWER OF ATTORNEY

Each of the undersigned Trustees and/or officers of Value Line Funds Investment Trust (the “Registrant”) acting individually hereby constitutes and appoints Mitchell E. Appel and Peter D. Lowenstein, and each of them, to be my true, sufficient and lawful attorneys, with full power to each of them and each of them acting singly, to sign for me, in my name and the capacities indicated below, the Registration Statement on Form N-14 of the Registrant related to the reorganization of Alpha Defensive Alternatives Fund, a series of Advisors Series Trust, into Value Line Defensive Strategies Fund, a series of the Registrant, and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do in person in my capacity as a Trustee and/or officer of the Registrant, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacity indicated this 17th day of March, 2016.

/s/ Joyce E. Heinzerling Joyce E. Heinzerling Trustee, as trustee and not individually	/s/ James E. Hillman James E. Hillman Trustee, as trustee and not individually
/s/ Michael Kuritzkes Michael Kuritzkes Trustee, as trustee and not individually	/s/ Francis C. Oakley Francis C. Oakley Trustee, as trustee and not individually
/s/ David H. Porter David H. Porter Trustee, as trustee and not individually	/s/ Paul Craig Roberts Paul Craig Roberts Trustee, as trustee and not individually
/s/ Nancy-Beth Sheerr Nancy-Beth Sheerr Trustee, as trustee and not individually	/s/ Emily D. Washington Emily D. Washington Treasurer, Principal Financial and Accounting Officer and Secretary

/s/ Mitchell E. Appel Mitchell E. Appel Trustee, President and Chief Executive Officer (Principal Executive Officer)